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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report dated February 14, 2000 included in this Form 10-K, into the Company's previously filed Registration Statements (Registration Nos. 33-93066 and 333-39371). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP

Arthur Andersen LLP

Los Angeles, California
March 24, 2000